UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2014

SYNCHRONOSS TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-52049	06-159540
(Commission File No.)	(IRS Employer Identification No.)

200 Crossing Boulevard
Suite 800
Bridgewater, New Jersey 08807
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (866) 620-3940

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a)                                 The 2014 annual meeting of stockholders (the “Annual Meeting”) of Synchronoss Technologies, Inc. (the “Company”) was held on May 28, 2014.

(b)                                 The stockholders elected the Company’s nominee for director, ratified the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for the fiscal year 2014, and approved the advisory proposal on executive compensation. For more information about the foregoing proposals, see the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission on April 22, 2014. Of the 41,176,551 shares of the Company’s common stock entitled to vote at the Annual Meeting, 38,929,830 shares, or approximately 94.5%, were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such proposal is set forth below:

A.                                   Election of Director:

Director Thomes J. Hopkins:
Shares For:	35,410,431
Shares Abstain:	278,537
Broker Non-Votes:	3,240,862

B.                                   Ratification of Ernst & Young LLP:

Shares For:	38,070,985
Shares Against:	827,582
Shares Abstain:	31,263
Broker Non-Votes:	0

C.                                   Advisory Vote on Executive Compensation:

Shares For:	34,858,058
Shares Against:	764,586
Shares Abstain:	60,224
Broker Non-Votes:	3,246,962

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCHRONOSS TECHNOLOGIES, INC.

By:	/s/ STEPHEN G. WALDIS
	Name:	Stephen G. Waldis
	Title:	Chief Executive Officer

Dated:  June 2, 2014